                                                                      Exhibit 23

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-54854, 33-75102 and 33-89004) pertaining to the 1991 Stock
Option Plan, in the Registration Statement (Form S-8 No. 33-54856) pertaining to the 1991 Nonemployee Directors Stock Option Plan, and in the Registration Statements (Form S-8 No. 33-9466, 33-11244, 33-30345, 33-34598, 33-34599,
33-34600 and 33-40614; and Form S-3 No. 33-78718) pertaining to the Amended and Restated 1982 Stock Option Plan, the 1986 Employee Stock Purchase Plan, and the Common Stock Warrants of IntelliCorp, Inc., of our report dated August 2, 1996, with respect to the consolidated financial statements of IntelliCorp, Inc. included in this Annual Report (Form 10-KSB) for the year ended June 30, 1996.


                                                           /s/ Ernst & Young LLP



Palo Alto, CA
September 25, 1996

                                       38